Exhibit 99.1

Aquestive Therapeutics Receives First Milestone Payment from KYNMOBI ™ Monetization

•	Receives first milestone payment of $10 million, bringing total fourth quarter proceeds to $50 million

Warren, NJ, November 23, 2020 – Aquestive Therapeutics, Inc. (NASDAQ: AQST), a pharmaceutical company focused on developing and commercializing differentiated products that address patients’ unmet needs and solve therapeutic problems, announced today receipt of the first milestone payment of $10 million under the previously announced royalty monetization agreement with an affiliate of Marathon Asset Management, a leading global investment firm (“Marathon”), bringing total cash proceeds this quarter to $50 million.

In conjunction with the receipt of the first milestone payment and closing of the monetization transaction, Aquestive has repaid a portion of certain senior notes and plans to utilize the remaining net proceeds to fund the Company’s ongoing development and commercialization of its proprietary product and pipeline candidates, as well as for working capital purposes.  Under the terms of the monetization agreement, Aquestive is eligible to receive up to the additional $75 million of milestone payments at various points based on the achievement of worldwide royalty targets.  This includes up to $15 million potentially available in 2021 and through mid-2022.

“We are pleased to have met the first milestone of our agreement with Marathon and to have received the additional proceeds of $10 million this quarter. These proceeds will help to execute on advancing our key clinical and commercial initiatives, including the resubmission of our NDA for FDA approval of our lead product Libervant™ (diazepam) Buccal Film, for the management of seizure clusters, and our ongoing clinical development program for AQST-108, an oral sublingual film formulation delivering systemic epinephrine,” remarked Keith J. Kendall, President and Chief Executive Officer of Aquestive.

About Aquestive Therapeutics
Aquestive Therapeutics is a pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. The Company has commercialized one internally-developed proprietary product to date, Sympazan, has a commercial proprietary product pipeline focused on the treatment of diseases of the central nervous system, or CNS, and other unmet needs, and is developing orally administered complex molecules to provide alternatives to invasively administered standard of care therapies.  The Company also collaborates with other pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

Forward-Looking Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the FDA’s confirmation that modeling and simulations are a potential  path forward to approval; the Company’s belief that the additional information requested by the FDA is available based on previously conducted studies and that no additional clinical studies will be required for resubmission of the New Drug Application (NDA) for Libervant; the timing of the NDA resubmission to the FDA; ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the NDA for Libervant and obtain FDA approval of Libervant for U.S. market access; therapeutic benefits of Libervant; and other statements that are not historical facts.  These forward-looking statements are also subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals.  Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans; risk of delays in FDA approval of Libervant and our other drug candidates or failure to receive approval; risk of our ability to demonstrate to the FDA “clinical superiority” within the meaning of the FDA regulations of our drug candidate Libervant relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S. and there can be no assurance that we will be successful; risk that a competitor obtains other FDA marketing exclusivity that blocks U.S. market access for Libervant; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risks for consummating the monetization transaction for KYNMOBI™ and other risks and uncertainties concerning the royalty and other revenue stream of KYNMOBI, achievement of royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent milestone payments under the monetization transaction, and of sufficiency of net proceeds of the monetization transaction after satisfaction of and compliance with 12.5% Senior Notes obligations, as applicable, and for funding the Company’s operations; risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed; risk of failure to satisfy all financial and other debt covenants and of any default; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues; risk associated with Indivior’s cessation of production of its authorized generic buprenorphine naloxone film product, including the impact from loss of orders for the authorized generic product and risk of eroding market share for Suboxone and risk of sunsetting product; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; risk of loss of significant customers; risks related to legal proceedings, including patent infringement, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.  All other registered trademarks referenced herein are the property of their respective owners.

Aquestive Investor Inquiries:

Westwicke, an ICR Company
Stephanie Carrington

stephanie.carrington@westwicke.com

646-277-1282